UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __ )

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Microsoft Corporation

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From: Chris Liddell

To: Microsoft Corp and Subsidiaries: All FTE

Subject: Proxy Voting by Microsoft Shareholders

Every year, shareholders are given the opportunity to participate directly in the governance of Microsoft through the proxy voting process.

If you own Microsoft shares, I encourage you to vote your proxy and take an active role in the overall governance of our company.

This year, shareholders are asked to consider and vote on the following matters:

1.	Election of directors,
2.	Ratification of the selection of Deloitte & Touche LLP as Microsoft’s independent auditor, and
3.	Two shareholder proposals described in the Proxy Statement

Over the next few days, you will receive your notice of proxy materials and proxy voting instructions either through an electronic link directly from our transfer agent, Mellon Investor Services (epxy@docucorp-asp.com), or in the postal mail, depending on where your shares are held. In either case, you may vote electronically by following the instructions in the materials you receive.

If you do not receive proxy materials and believe that you should have, or if you have questions regarding Microsoft’s proxy voting, please email Microsoft Investor Relations at denniem@microsoft.com.

Thank you,

Chris

E-Proxy and the Microsoft 2007 Annual Meeting and Proxy Materials

Recent Securities and Exchange Commission rule changes provide new flexibility for public companies to distribute their annual proxy statement, proxy card and annual report to shareholders. Companies now can distribute these materials to shareholders by mailing a brief “Notice of Internet Availability” and posting the proxy materials on the company’s Web site. This new process is informally called “e-proxy.” Microsoft is taking advantage of e-proxy to distribute its proxy materials for its Annual Meeting of Shareholders on November 13, 2007. Below are some questions and answers that we hope will help our shareholders understand how e-proxy works.

What’s the point of e-proxy?

E-proxy is expected to deliver benefits for both shareholders and companies, including:

•	leveraging the power of the Internet to make proxy materials easily accessible and encourage electronic voting,

•	promoting sustainable business practices by reducing consumption of paper, energy and other resources,

•	saving money for the company and its shareholders, and

•	providing more choices for shareholders to access proxy information and vote, while preserving the ability to receive paper materials if they wish.

What will the “Notice of Internet Availability” look like?

It will come in one of two forms. If you hold your shares through a bank or broker, you will get a four-page document titled “IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON 11/13/07” from Broadridge Financial Solutions. If you are a registered shareholder, you will get a two-page document titled “NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS” from our transfer agent Mellon Investor Services. In either case the notice will contain:

•	a notice of the annual meeting,

•	instructions on how to view the proxy materials online or request paper copies,

•	instructions about various methods of voting (including online), and

•	a brief description of the items on the annual meeting agenda.

Can I vote my shares by filling out and returning the Notice of Internet Availability?

No. The Notice will have instructions on how to vote on the Internet, by phone, by requesting and returning a paper proxy card, or by submitting a ballot in person at the annual meeting.

I prefer to read my proxy materials on paper. How do I get paper copies?

The Notice of Internet Availability will have instructions on how to request paper copies by phone, email, or on the Internet. You will be sent the materials by first class mail within three business days of your request, at no cost to you. Once you request paper, you will continue to receive the materials in paper form until you instruct us otherwise. The online proxy materials will also be in a format suitable for printing on your own printer.

I have previously indicated I want to receive my proxy materials electronically. Will I still receive my materials via email as I have in the past?

Yes. The e-proxy rules work in harmony with the existing rules that allow shareholders to have their proxy materials delivered electronically via email. If you have already signed up to receive the materials by email or other electronic transmission, you will continue to get them that way.